Exhibit A

(as of May 24, 2021)
Series of the Trust

Series	Effective Date
First Trust NASDAQ Technology Dividend Index Fund	August 10, 2012
First Trust Multi-Asset Diversified Income Index Fund	August 10, 2012
First Trust S&P International Dividend Aristocrats ETF	August 16, 2013
First Trust Hedged BuyWrite Income ETF	January 7, 2014
First Trust BuyWrite Income ETF	January 7, 2014
First Trust Rising Dividend Achievers ETF	January 7, 2014
First Trust Dorsey Wright Momentum & Dividend ETF	February 24, 2014
First Trust RBA American Industrial Renaissance™	February 24, 2014
First Trust Dorsey Wright Focus 5 ETF	March 4, 2014
First Trust Dorsey Wright International Focus 5 ETF	July 17, 2014
First Trust Dorsey Wright Dynamic Focus 5 ETF	March 8, 2016
First Trust Nasdaq Oil & Gas ETF	August 30, 2016
First Trust Nasdaq Food & Beverage ETF	August 30, 2016
First Trust Nasdaq Retail ETF	August 30, 2016
First Trust Nasdaq Bank ETF	August 30, 2016
First Trust Nasdaq Transportation ETF	August 30, 2016
First Trust Nasdaq Pharmaceuticals ETF	August 30, 2016
First Trust Nasdaq Semiconductor ETF	August 30, 2016
Developed International Equity Select ETF	June 16, 2017
Emerging Markets Equity Select ETF	June 16, 2017
Large Cap US Equity Select ETF	June 16, 2017
Mid Cap US Equity Select ETF	June 16, 2017
Small Cap US Equity Select ETF	June 16, 2017
US Equity Dividend Select ETF	June 16, 2017
First Trust SMID Cap Rising Dividend Achievers ETF	October 31, 2017

Series	Effective Date
First Trust Indxx Innovative Transaction & Process ETF	January 23, 2018
First Trust Nasdaq Artificial Intelligence and Robotics ETF	February 12, 2018
First Trust Dorsey Wright DALI 1 ETF	May 11, 2018
First Trust Dorsey Wright Momentum & Value ETF	August 30, 2018
First Trust Dorsey Wright Momentum & Low Volatility ETF	August 30, 2018
First Trust International Developed Capital Strength ETF	December 14, 2020
First Trust S-Network Streaming & Gaming ETF	May 24, 2021
First Trust S-Network Healthcare Technology ETF	May 24, 2021